UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

The Dolan Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 317-9420

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On March 23, 2014, The Dolan Company (the “Company”) and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with its plans to make the Bankruptcy Filing, the Company entered into a Separation and General Release Agreement on March 18, 2014, with each of James P. Dolan, the Company’s Chairman, President and Chief Executive Officer, and Scott Pollei, the Company’s Executive Vice President and Chief Operating Officer.

Pursuant to the Separation and General Release Agreement with Mr. Dolan, Mr. Dolan resigned his position as a member of the Company’s board of directors effective when the agreement was executed, and resigned his positions as President and Chief Executive Officer of the Company effective when the Bankruptcy Filing was made. In consideration for his release of any claims against the Company and confidentiality, non-solicitation, and non-competition provisions, Mr. Dolan will be entitled to severance pay and benefits as follows: cash payment of $937,500, payment of COBRA premiums for continuation of medical and dental insurance for up to 18 months, and payment of legal fees incurred in connection with the separation.

Pursuant to the Separation and General Release Agreement with Mr. Pollei, Mr. Pollei resigned his positions as Executive Vice President and Chief Operating Officer of the Company effective when the Bankruptcy Filing was made. In consideration for his release of any claims against the Company and confidentiality, non-solicitation, and non-competition provisions, Mr. Pollei will be entitled to severance pay and benefits as follows: cash payment of $562,500, payment of COBRA premiums for continuation of medical and dental insurance for up to 18 months, payment of legal fees incurred in connection with the separation, and outplacement services for one year.

Item 8.01	Other Events

On March 20, 2014, the Company issued a press release announcing its plans for the Bankruptcy Filing. A copy of the press release is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibits

99	Press Release of the Company dated March 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY

Date: March 24, 2014	/s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits

99	Press Release of the Company dated March 20, 2014